FORM OF

AMENDMENT 16

to the

ADMINISTRATIVE SERVICES AGREEMENT

among

The Investment Companies comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement;

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to remove funds; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include additional funds;

NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to remove the following funds from Exhibit 1 of the Agreement

Lord Abbett Municipal Income Fund, Inc.

-   Lord Abbett Connecticut Tax-Free Income Fund

-   Lord Abbett Hawaii Tax-Free Income Fund

-   Lord Abbett Missouri Tax-Free Income Fund

Lord Abbett Municipal Income Trust

-   Georgia Series

-   Lord Abbett High Yield Municipal Bond Fund

-   Lord Abbett Intermediate Tax-Free Fund

-   Lord Abbett Short Duration Tax Free Fund

-   Pennsylvania Series

2.	The Agreement is hereby amended to add the following funds to Exhibit 1 of the Agreement:

Lord Abbett Municipal Income Fund, Inc.

-   Lord Abbett High Yield Municipal Bond Fund

-   Lord Abbett Intermediate Tax Free Fund

-   Lord Abbett Short Duration Tax Free Fund

3.	The Agreement shall remain the same in all other respects.

4.	The Amendment is effective as of the [19th] day of November, 2010.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

By:
Joan A. Binstock
Chief Financial Officer

Attested:

Thomas R. Phillips
Vice President & Assistant Secretary

LORD, ABBETT & CO. LLC

By:
Robert S. Dow
Managing Member

Attested:

Lawrence H. Kaplan
Member, General Counsel

EXHIBIT 1 (AMENDED AS OF NOVEMBER [19], 2010) 1

TO

ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Blend Trust

Lord Abbett Small-Cap Blend Fund

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Global Allocation Fund

Lord Abbett Developing Local Markets Fund

Lord Abbett Investment Trust

Lord Abbett Balanced Strategy Fund

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Diversified Equity Strategy Fund

Lord Abbett Diversified Income Strategy Fund

Lord Abbett Floating Rate Fund

Lord Abbett Growth & Income Strategy Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Mid-Cap Value Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration Tax Free Fund

1                 As amended on November [19], 2010 to reflect (1) the Reorganization of each of Lord Abbett Connecticut Tax-Free Income Fund, Georgia Series, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, and Pennsylvania Series into Lord Abbett National Tax-Free Income Fund; and (2) the Redomestication of each of Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax-Free Fund, and Lord Abbett Short Duration Tax Free Fund, as a series of Lord Abbett Municipal Income Fund, Inc.

Lord Abbett Research Fund, Inc.

Lord Abbett Capital Structure Fund

Lord Abbett Classic Stock Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett International Core Equity Fund

Lord Abbett International Dividend Income Fund

Lord Abbett International Opportunities Fund

Lord Abbett Large-Cap Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Capital Structure Portfolio

Classic Stock Portfolio

Developing Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

International Core Equity Portfolio

International Opportunities Portfolio

Mid-Cap Value Portfolio

Total Return Portfolio

Value Opportunities Portfolio

Lord Abbett Stock Appreciation Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.